UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008 (September 30, 2008)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2008, Owens & Minor Distribution, Inc. (“O&M Distribution”), a wholly-owned subsidiary of Owens & Minor, Inc., entered into a First Amendment to Asset Purchase Agreement, dated as of September 30, 2008 (the “Amendment”), to amend the Asset Purchase Agreement, dated as of August 19, 2008, by and among O&M Distribution, The Burrows Company (“Burrows”) and George J. Burrows, the sole shareholder of Burrows (the “Purchase Agreement”). The Amendment revised the initial purchase price payable under the Purchase Agreement from $30,200,000 to $23,722,000 based on a reduction in Burrows’ net book value reflected in a preliminary balance sheet delivered by Burrows to O&M Distribution prior to the closing of the transaction. The Amendment also made certain revisions to other terms, definitions, schedules and exhibits. A copy of the form of Amendment is included as Exhibit 2.1 hereto and is incorporated herein by reference. The Form of Purchase Agreement was previously filed as Exhibit 2.1 to a Current Report on Form 8-K dated August 22, 2008.

Item 8.01.	Other Events.

On October 1, 2008, the Company issued a press release announcing the completion of its purchase under the Purchase Agreement. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

2.1	Form of First Amendment to Asset Purchase Agreement dated as of September 30, 2008 by and among Owens & Minor Distribution, Inc., The Burrows Company and George J. Burrows.

99.1	Press Release issued by the Company on October 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: October 6, 2008	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
2.1	Form of First Amendment to Asset Purchase Agreement dated as of September 30, 2008 by and among Owens & Minor Distribution, Inc., The Burrows Company and George J. Burrows.

99.1	Press Release issued by the Company on October 1, 2008.